EXHIBIT A(36)

ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION
OF
THE DREYFUS/LAUREL FUNDS, INC.

THE DREYFUS/LAUREL FUNDS, INC. (the "Corporation"), a Maryland Corporation, incorporated on August 6, 1987, having its principal office in the State of Maryland in Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article FIFTH of the Articles of Incorporation of the Corporation, as amended (the "Charter"), the Board hereby classifies and reclassifies four hundred million (400,000,000) authorized but unissued shares of the Corporation's Common Stock, $.001 par value per share, as shares of Dreyfus Floating Rate Income Fund, of which one hundred million (100,000,000) of such shares shall be Class A Common Stock, one hundred million (100,000,000) of such shares shall be Class C Common Stock, one hundred million (100,000,000) of such shares shall be Class I Common Stock, and one hundred million (100,000,000) of such shares shall be Class Y Common Stock of Dreyfus Floating Rate Income Fund.  Dreyfus Floating Rate Income Fund is referred to as the "Fund" and, together with the other investment portfolios of the Corporation, as the "Funds."

SECOND:  The shares of the Class A Common Stock, Class C Common Stock, Class I Common Stock and Class Y Common Stock of the Fund have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

(1)           As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Class A, Class C, Class I and Class Y Common Stock of the Fund shall be determined separately from each other and from the other Funds and, accordingly, the Fund's net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund's stock, may vary from class to class and from classes of other Funds.  Except for these differences, and certain other differences hereinafter set forth, each class of the Fund's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

(2)           The assets attributable to the shares of the Fund shall be invested in the same investment portfolio of the Fund, together with the assets attributable to any other class of shares of the Fund hereinafter established.

(3)           The proceeds of the redemption of the shares of any class of stock of the Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes, if any) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and applicable rules and regulations of the Financial Industry Regulatory Authority ("FINRA").

(4)           At such times (which may vary between and among the holders of particular classes, if any) as may be determined by the Board or, with the authorization of the Board, by the officers of the Corporation, in accordance with the 1940 Act, applicable rules and regulations thereunder and applicable rules and regulations of the FINRA and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of the Fund may be converted into shares of another class of stock of the Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board (or with the authorization of the Board, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

(5)           The dividends and distributions of investment income and capital gains with respect to each class of stock of the Fund shall be in such amounts as may be declared from time to time by the Board, and such dividends and distributions may vary between each class of stock to reflect differing allocations of the expenses of the Fund among the classes, if any, and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board may deem appropriate.  The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board in a manner that is consistent with applicable law.

(6)           Except as may otherwise be required by law, the holders of each class of stock of the Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders of the Fund that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders of the Fund that does not affect holders of that particular class.

THIRD:  Immediately before the classification and reclassification of shares as set forth in Articles FIRST hereof, the Corporation was authorized to issue twenty-five billion (25,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of twenty-five million dollars ($25,000,000), classified as follows:

Fund/Class (if applicable)	Shares Authorized

Dreyfus Money Market Reserves, Class R	2 billion shares
Dreyfus Money Market Reserves, Investor Class	2 billion shares
Dreyfus U.S. Treasury Reserves, Class R	1 billion shares
Dreyfus U.S. Treasury Reserves, Investor Class	1 billion shares
Dreyfus AMT-Free Municipal Reserves, Class R	1 billion shares
Dreyfus AMT-Free Municipal Reserves, Investor Class	1 billion shares
Dreyfus AMT-Free Municipal Reserves, Class B	1 billion shares
Dreyfus AMT-Free Municipal Reserves, BASIC Class	1 billion shares
Dreyfus Bond Market Index Fund, BASIC Class	500 million shares
Dreyfus Bond Market Index Fund, Investor Class	500 million shares
Dreyfus Disciplined Stock Fund	245 million shares
Dreyfus BASIC S&P 500 Stock Index Fund	150 million shares
Dreyfus Tax Managed Growth Fund, Class A	300 million shares
Dreyfus Tax Managed Growth Fund, Class C	100 million shares
Dreyfus Tax Managed Growth Fund Class I	100 million shares
Dreyfus Core Equity Fund, Class I	100 million shares
Dreyfus Core Equity Fund, Class A	300 million shares
Dreyfus Core Equity Fund, Class C	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class A	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class C	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class I	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class Y	100 million shares
Dreyfus Opportunistic Emerging Markets Debt Fund, Class A	100 million shares
Dreyfus Opportunistic Emerging Markets Debt Fund, Class C	100 million shares
Dreyfus Opportunistic Emerging Markets Debt Fund, Class I	100 million shares
Dreyfus Opportunistic Emerging Markets Debt Fund, Class Y	100 million shares

FOURTH:  As hereby classified and reclassified, the total number of shares of capital stock which the Corporation has authority to issue remains twenty-five billion (25,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of twenty-five million dollars ($25,000,000), classified as follows:

Fund/Class (if applicable)	Shares Authorized

Dreyfus Money Market Reserves, Class R	2 billion shares
Dreyfus Money Market Reserves, Investor Class	2 billion shares
Dreyfus U.S. Treasury Reserves, Class R	1 billion shares
Dreyfus U.S. Treasury Reserves, Investor Class	1 billion shares
Dreyfus AMT-Free Municipal Reserves, Class R	1 billion shares
Dreyfus AMT-Free Municipal Reserves, Investor Class	1 billion shares
Dreyfus AMT-Free Municipal Reserves, Class B	1 billion shares
Dreyfus AMT-Free Municipal Reserves, BASIC Class	1 billion shares
Dreyfus Bond Market Index Fund, BASIC Class	500 million shares
Dreyfus Bond Market Index Fund, Investor Class	500 million shares
Dreyfus Disciplined Stock Fund	245 million shares
Dreyfus BASIC S&P 500 Stock Index Fund	150 million shares
Dreyfus Tax Managed Growth Fund, Class A	300 million shares
Dreyfus Tax Managed Growth Fund, Class C	100 million shares
Dreyfus Tax Managed Growth Fund Class I	100 million shares
Dreyfus Core Equity Fund, Class I	100 million shares
Dreyfus Core Equity Fund, Class A	300 million shares
Dreyfus Core Equity Fund, Class C	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class A	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class C	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class I	100 million shares
Dreyfus Opportunistic Fixed Income Fund, Class Y	100 million shares
Dreyfus Opportunistic Emerging Markets Debt Fund, Class A	100 million shares
Dreyfus Opportunistic Emerging Markets Debt Fund, Class C	100 million shares
Dreyfus Opportunistic Emerging Markets Debt Fund, Class I	100 million shares
Dreyfus Opportunistic Emerging Markets Debt Fund, Class Y	100 million shares
Dreyfus Floating Rate Income Fund, Class A	100 million shares
Dreyfus Floating Rate Income Fund, Class C	100 million shares
Dreyfus Floating Rate Income Fund, Class I	100 million shares
Dreyfus Floating Rate Income Fund, Class Y	100 million shares

FIFTH:  All authorized shares of the Corporation not designated or classified above remain available for future designation and classification by the Board.  The Corporation's Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Charter generally.

SIXTH:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

SEVENTH:  These Articles Supplementary were approved by a majority of the entire Board of the Corporation and are limited to changes expressly permitted by Section 2-105(a)(10) and (13) and Section 2-605 of the Maryland General Corporation Law to be made without action by the Corporation's stockholders.

IN WITNESS WHEREOF, The Dreyfus/Laurel Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

THE DREYFUS/LAUREL FUNDS, INC.

By:
James Bitetto
Vice President

WITNESS:

Jeff Prusnofsky
Assistant Secretary

Dated:  September 17, 2013